UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2020

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Common Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 24, 2020, Sable International Finance Limited (the “Issuer”), a wholly-owned indirect subsidiary of Liberty Latin America Ltd. (the “Company”), completed the refinancing transactions detailed below, including raising approximately $1.51 billion of new term loan debt bearing interest at a rate of LIBOR plus 2.25% to prepay its existing term loan debt that bore interest at a rate of LIBOR plus 3.25%, also thereby extending the maturity date of its term loan debt to January 31, 2028. The Issuer also issued an additional $150 million aggregate principal amount of its 5.750% senior secured notes due 2027 that were originally issued in April 2019, and applied the proceeds to complete the prepayment in full of its existing term loan debt.

Term B-5 Facility and Extended Class B Revolving Credit Commitment
The Issuer and Coral-US Co-Borrower LLC (the “Co-Borrower”), as borrowers and guarantors (together, the “Initial Borrowers”), entered into the financing arrangements described below. The arrangements amend, supplement and/or restate (as described below) the amended and restated credit agreement dated March 7, 2018 made between, among others, the Initial Borrowers, the guarantors named therein (the “Guarantors”), and The Bank of Nova Scotia as administrative agent (the “Administrative Agent”) and security trustee (the “Security Trustee”) (as amended, supplemented and/or restated from time to time prior to the Amendment Effective Date (as defined below), the “Existing Credit Agreement”, and as amended, supplemented and/or restated by the Additional Facility Joinder Agreement and the Extension Amendment (each as defined below) as of the Amendment Effective Date, the “Amended Credit Agreement”). Each of the Initial Borrowers and the Guarantors is a wholly-owned indirect subsidiary of Liberty Latin America Ltd.
The Co-Borrower, the Guarantors, the lenders named therein (the “Additional Term B-5 Facility Lenders”), the Administrative Agent and the Security Trustee entered into an additional facility joinder agreement dated January 24, 2020 (the “Additional Facility Joinder Agreement”), and the Initial Borrowers, the Guarantors, the lenders named therein (the “Extending Class B Revolving Credit Lenders”), the Administrative Agent and the Security Trustee entered into an extension amendment dated January 24, 2020 (the “Extension Amendment”), in each case pursuant to the Existing Credit Agreement.
Under the terms of the Additional Facility Joinder Agreement, the Additional Term B-5 Facility Lenders agreed to provide a $1,510 million term loan facility (the “Term B-5 Facility”) to the Co-Borrower under and in accordance with the terms of the Existing Credit Agreement. The final maturity date for the Term B-5 Facility is January 31, 2028. The Term B-5 Facility bears interest at a rate of LIBOR plus 2.25% subject to a LIBOR floor of 0.00%. The proceeds of the advance under the Term B-5 Facility, together with the proceeds of the Additional Notes (as defined below), were used to prepay in full the Term B-4 Facility outstanding under the Existing Credit Agreement, which bore interest at a rate of LIBOR plus 3.25%, and for the payment of related fees and expenses.
Under the terms of the Extension Amendment, the Extending Class B Revolving Credit Lenders agreed to extend the maturity date of their respective Class B Revolving Credit Commitments under (and as defined in) Existing Credit Agreement, in an aggregate principal amount of $575 million, to January 30, 2026, with the Initial Borrowers as the borrowers thereunder (the “Extended Class B Revolving Credit Commitments”). Other than the maturity date, all other terms of the Extended Class B Revolving Credit Commitments are the same as the Class B Revolving Credit Commitments. The aggregate principal amount of the remaining Class B Revolving Credit Commitments is $50 million.
The Additional Term B-5 Facility Lenders and the Extending Class B Revolving Credit Lenders provided their consents to amendments to the covenants and other provisions of the Existing Credit Agreement outlined in, and by way of, the Additional Facility Joinder Agreement and the Extension Amendment, as applicable (the “Amendments”). The Term B-5 Facility was funded, and the Extended Class B Revolving Credit Commitments became effective, on January 24, 2020 (the “Amendment Effective Date”). Upon the Amendment Effective Date, the consent of the requisite lenders under the Existing Credit Agreement for certain of the Amendments was obtained and the Amended Credit Agreement became effective as of such date.
The obligations of the Initial Borrowers and the Guarantors under the Term B-5 Facility and the Extended Class B Revolving Credit Commitments will remain guaranteed by the Initial Borrowers and the Guarantors, and will continue to be secured by pledges over the shares of each Guarantor and certain subordinated shareholder loans.
The foregoing descriptions of the Additional Facility Joinder Agreement, the Term B-5 Facility, the Extension Amendment, the Extended Class B Revolving Credit Commitments, the Amended Credit Agreement and the transactions contemplated thereby are not complete and are subject to, and qualified in their entirety by reference to, the Additional Facility Joinder Agreement and the Extension Amendment (including in the respective schedules thereto), copies of which are attached hereto at Exhibits 10.1 and 10.2.

Additional 5.750% Senior Secured Notes due 2027
On January 24, 2020, the Issuer also issued an additional $150 million aggregate principal amount of its 5.750% senior secured notes due 2027 (the “Additional Notes”), at an issue price of 106.000% plus accrued interest from January 7, 2020 to January 24, 2020 in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended.  The Additional Notes were issued under an indenture dated April 5, 2019 (the “Indenture”) between the Issuer and BNY Corporate Trustee Services Limited as trustee pursuant to which the Issuer had originally issued $400 million aggregate principal amount of its 5.750% senior secured notes due 2027 on April 5, 2019 (the “Original Notes”).  The Additional Notes and the Original Notes (collectively, the “Notes”) are treated as one single class for all purposes under the Indenture including, without limitation, waivers, amendments, redemptions and offers to purchase. After giving effect to the issuance of the Additional Notes, the outstanding aggregate principal amount of the Notes is $550 million.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

10.1	Additional Facility Joinder Agreement dated January 24, 2020 and entered into between, among others, Sable International Finance Limited, Coral-US Co-Borrower LLC and The Bank of Nova Scotia*
10.2	Extension Amendment dated January 24, 2020 and entered into between, among others, Sable International Finance Limited, Coral-US Co-Borrower LLC and The Bank of Nova Scotia*
101.INS	XBRL Inline Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.CAL	XBRL Inline Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ JOHN M. WINTER
John M. Winter
Senior Vice President

Date: January 30, 2020